BYLAWS

OF

JASMIN CORP.

The name of the organization is Jasmin Corp. The organization is organized in accordance with the Revised Nevada Statutes, Chapter 82, as amended. The organization has not been formed for the making of any profit, or personal financial gain. The assets and income of the organization shall not be distributable to, or benefit the trustees, directors, or officers or other individuals. The assets and income shall only be used to promote corporate purposes as described below. Nothing contained herein, however, shall be deemed to prohibit the payment of reasonable compensation to employees and independent contractors for services provided for the benefit of the organization. This organization shall not carry on any other activities not permitted to be carried on by an organization exempt from federal income tax. The organization shall not endorse, contribute to, work for, or otherwise support (or oppose) a candidate for public office. The organization is organized exclusively for purposes subsequent to section 501(c)(3) of the Internal Revenue Code.

ARTICLE I

MEETINGS

Section 1. Annual Meeting. An annual meeting of shareholders of this organization shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President; by all of the Directors provided that there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation.  The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President's absence.  Only business within the purpose or purposes described in the meeting notice may be conducted, unless there is unanimous consent of the shareholders present at the meeting to conduct other business than that described in the meeting notice.

Section 3. Notice. Written notice of all meetings, whether regular or special meetings, shall be provided under this section or as otherwise required by law. The Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all directors of record at the address shown on the corporate books, not less than ten (10) or more than sixty (60) days before the date of the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

Section 4. Place of Meeting. Meetings shall be held at the organization's principal place of business unless otherwise stated in the notice.

Section 5.  Shareholders' Action Without a Meeting.  The shareholders may take any action without a meeting that they could properly take at a meeting, as set forth pursuant to Nevada law.  A shareholder may withdraw consent only be delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

Section 6. Telephone Meetings.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

Section 7. List of Shareholders. At least fifteen (15) days before any shareholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each.

Section 8. Quorum and Voting. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter.  If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes are required by the Articles of Incorporation or by law.  Each share shall be entitled to one vote.  If the Articles of Incorporation or Nevada law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group.

Section 9. Order of Business. The following order of business shall be observed at all meeting of the shareholders so far as is practicable:

a.                Call the roll;

b.                 Reading, correcting, and approving of the minutes of the previous meeting;

c.                Reports of Officers;

d.                Reports of Committees;

e.               Election of Directors;

f.                  Unfinished business; and

g.                New business

Section 10. Adjourned Meetings. If no quorum exists, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage pre-paid to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned. If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Nevada law requires fixing a new record date.  If Nevada law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as the new record date.  Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

Section 11. Proxies. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent.  No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides.  An appointment of a proxy is revocable unless the appointment is coupled with an interest.  No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes.

Section 12. Informal Action. Any action required to be taken, or which may be taken, at a meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the directors with respect to the subject matter of the vote.

ARTICLE II

SHARES AND CERTIFICATES OF SHARES

Section 1. Share Certificates.  Share certificates shall be issued in consecutive numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary.  Share certificates may be sealed with the corporate seal, if any, and the shares shall be entered into the corporate books.  Facsimiles of the signatures and seal may be used as permitted by law.  Every share certificate shall state:

a.     The name of the Corporation;

b.     That the Corporation is organized under the laws of the State of Nevada;

c.      The name of the person to whom the share certificate is issued;

d.     The number, class and series (if any) of shares that the certificate represents and the dates of issue; and

e.     if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

Section 2. Consideration for Shares.  Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate.  The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

Section 3. Transfers. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate.  Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.  Upon surrender to the corporation of the transferred shares, the certificates representing the transferred shares shall be canceled upon the books of the corporation and new share certificates shall be issued to the transferee.  The corporation shall treat the recorded holder of any shares of the holder in fact of such shares and shall not be obligated to recognize any other claims as to the ownership of such shares.

Section 4. Loss or Destruction of Certificates. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

Section 5. Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for determining shareholders entitled:  (i) to notice of or to vote at any shareholders' meeting or adjournment thereof;  (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution.  The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law.  The record date shall be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days (or such longer period as may be required by Nevada law) prior to the date on which the particular action requiring determination of shareholders is to be taken.  If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed.  If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution.  If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number, Qualification  and Term.  The general business affairs and property of the corporation shall be managed under the direction of a Board of Directors, the number of members of which is set forth in Exhibit A.  The Board of Directors may increase or decrease this number by resolution.  All members of the Board of Directors shall be natural persons who are at least eighteen (18) years of age.  Each member of the Board of Directors shall serve for a one year term and may be elected to successive terms.  A decrease in the number of directors shall not shorten the term of an incumbent director.

Section 2.  Vacancies.   Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors.  The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director(s) may not take office until the vacancy occurs.

Section 3. Quorum and Voting.  At any meeting of the Board of Directors, the presence in person (including by electronic means such as a telephone conference call) of a majority of the number of directors presently in office shall constitute a quorum for the transaction of business.  Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors.  If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law.  Each director shall have one vote. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless:  (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4. Adverse Interest. In the determination of a quorum of the directors, or in voting, the disclosed adverse interest of a director shall not disqualify the director or invalidate his or her vote.

Section 5. Regular Meeting. The Board of Directors shall meet immediately after the election for the purpose of electing its new officers, appointing new committee chairpersons and for transacting such other business as may be deemed appropriate. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

Section 6. Special Meeting. Special meetings may be requested by the President, Vice-President, Secretary, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed. Minutes of the meeting shall be sent to the Board of Directors within two weeks after the meeting.

Section 7. Procedures. The vote of a majority of the directors present at a properly called meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by these by-laws for a particular resolution. A director of the organization who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting. The Board shall keep written minutes of its proceedings in its permanent records.

Section 8. Informal Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of the members of the committee of directors, as the case may be.

Section 9. Committees. To the extent permitted by law, the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.

ARTICLE IV

OFFICERS

Section 1. Number of Officers. The officers of the organization shall be a President, a Treasurer, and a Secretary. Two or more offices may be held by one person

a.      President/Chairman. The President shall be the chief executive officer and shall preside at all meetings of the Board of Directors and its Executive Committee, if such a committee is created by the Board.

b.      Secretary. The Secretary shall give notice of all meetings of the Board of Directors and Executive Committee, if any, shall keep an accurate list of the directors, and shall have the authority to certify any records, or copies of records, as the official records of the organization. The Secretary shall maintain the minutes of the Board of Directors' meetings and all committee meetings.

c.       Treasurer/CFO. The Treasurer shall be responsible for conducting the financial affairs of the organization as directed and authorized by the Board of Directors and Executive Committee, if any, and shall make reports of the organizations finances as required, but no less often than at each meeting of the Board of Directors and Executive Committee.

Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors, immediately following the annual meeting. Each officer shall serve a one year term or until a successor has been elected and qualified.

Section 3. Removal or Vacancy. The Board of Directors shall have the power to remove an officer or agent of the corporation, organization. Any vacancy that occurs for any reason may be filled by the Board of Director.

ARTICLE V

CORPORATE SEAL, EXECUTION OF INSTRUMENTS

The organization shall have a corporate seal, which shall be affixed to all deeds, mortgages, and other instruments affecting or relating to real estate. All instruments that are executed on behalf of the organization which are acknowledged and which affect an interest in real estate shall be executed by the President or any Vice-President and the Secretary or Treasurer. All other instruments executed by the organization, including a release of mortgage or lien, may be executed by the President or any Vice-President. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.

ARTICLE VI

AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors by a majority of a quorum vote at any regular or special meeting.

ARTICLE VII

INDEMNIFICATION

Any director or officer who is involved in litigation by reason of his or her position as a director or officer of this organization shall be indemnified and held harmless by the organization to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the organization to provide broader indemnification rights).

ARTICLE VIII

DISSOLUTION

The organization may be dissolved only with authorization of its Board of Directors given at a special meeting called for that purpose, and with the subsequent approval by no less than two-thirds (2/3) vote of the members. In the event of the dissolution of the organization, the assets shall be applied and distributed as follows:

All liabilities and obligations shall be paid, satisfied and discharged, or adequate provision shall be made therefore. Assets not held upon a condition requiring return, transfer, or conveyance to any other organization or individual shall be distributed, transferred, or conveyed, in trust or otherwise, to charitable and educational organization, organized under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, of a similar or like nature to this organization, as determined by the Board of Directors.

Certification

Jean-Paul Chavanaz, Director of Jasmin Corp. hereby certifies that the foregoing is a true and correct copy of the bylaws of the above-named organization, duly adopted by the initial Board of Directors on October 10, 2014.

Director:

/s/Jean-Paul Chavanaz                                    .                                                Data: 10/07/2014

Signature and initials